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                                                                      EXHIBIT 21


Private Media Group, Inc., Subsidiaries

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
Name of Subsidiary                    Place of Incorporation     Owner                           Percent Owner
------------------                    ----------------------     -----                           -------------
Cine Craft, Ltd.                      GIBRALTAR                  Private Media Group, Inc.       100%
Milcap Media, Ltd.                    CYPRUS                     Private Media Group, Inc.       100%
Milcap Publishing Group AB            SWEDEN                     Milcap Media, Ltd.              100%
Milcap Publishing Group Italy Sri     ITALY                      Milcap Publishing Group AB      100%
Normcard AB                           SWEDEN                     Milcap Publishing Group AB      100%
Milcap Media Group SA                 SPAIN                      Milcap Publishing Group AB      100%
Private France SA                     FRANCE                     Milcap Media Group SA           98%
Symbolic Productions S.L.             SPAIN                      Milcap Media Group, S.L.        98%
Private Circle, Inc.                  NEVADA                     Private Media Group, Inc.       100%